Exhibit 99.1

U.S. GOLD CORP. ANNOUNCES $10.2 MILLION REGISTERED DIRECT OFFERING

ELKO, NV, November 27, 2024 – U.S. Gold Corp. (“U.S. Gold,” the “Company,” “we,” “our” or “us”) (NASDAQ: USAU) today announced that it has entered into and executed a securities purchase agreement with certain investors, providing for the purchase and sale of 1,457,700 shares of our common stock at a price of $7.00 per share (the “Offering Shares”) and warrants to purchase 728,850 shares of our common stock at an exercise price of $9.50 per share (the “Warrants”), in a registered direct offering, resulting in total gross proceeds of approximately $10.2 million. The Warrants will be exercisable six months following their issuance and will expire three years after the initial issuance date. The closing of the sale of the offered securities is expected to take place on or about December 2, 2024, subject to the satisfaction of customary closing conditions.

The Offering Shares, the Warrants, and the shares of common stock underlying the Warrants (collectively, the “Securities”) were offered and will be sold by the Company in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (File No. 333-262415), including an accompanying prospectus, previously filed, and declared effective by the United States Securities and Exchange Commission (“SEC”) on May 12, 2022. The offering of the Securities was made only by means of a prospectus, including a prospectus supplement, that forms a part of the registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded, U.S. focused gold and copper exploration and development company. Its fully permitted CK Gold Project is located in Southeast Wyoming and has a Preliminary Feasibility Study technical report, which was completed by Gustavson Associates, LLC. In addition, the Company has two exploration projects: Keystone Gold located on the Cortez Trend in Nevada about 11 miles south of Nevada Gold Mines’ Cortez Hills Complex, and Challis Gold located in Idaho. For more information about U.S. Gold Corp., please visit https://www.usgoldcorp.gold/.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on U.S. Gold Corp.’s current expectations, and actual results could differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: market and other conditions; the satisfaction of customary closing conditions related to the registered direct offering, the prevailing market conditions for metal prices and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, whether U.S. Gold Corp. will be able to raise sufficient capital to develop the CK Gold Project and implement future exploration programs, the success or failure of future drilling programs, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company undertakes no duty to correct or update any information contained herein.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold